GRIFFIN-AMERICAN HEALTHCARE REIT II

Supplemental Operating and Financial Data

4th Quarter and Year End 2013


SOUTH MEDICAL OFFICE BUILDING

Pocatello East Medical Office Building | *Pocatello, Idaho*


OrthoIndy West
IOH
7950
OrthoIndy West
IOH
Indiana Orthopaedic Hospital • West

OrthoIndy West Medical Office Building | *Indianapolis, Indiana*

Corporate Profile

Fourth Quarter 2013 Highlights / Graphs	3
Officers and Board Members	5
Forward-Looking Statements	8

Financial Data

Consolidated Balance Sheets	9
Consolidated Statements of Operations and Comprehensive Income (Loss)	10
Net Operating Income Reconciliation	11
Equity Raise by Quarter and Distributions Paid by Quarter	12
Modified Funds From Operations and Funds From Operations	13
Normalized Modified Funds From Operations Reconciliation	14

Portfolio Information

Properties Map and Regional Concentration and Portfolio Composition	16
Acquisitions List	17
Portfolio Concentration	20
Mortgage Loans Payable, Net	21
Portfolio Leased Percentage	22
Acquisition Price	24
Acquisitions by Quarter and Lease Maturities	26

Additional Information

NOI, FFO, MFFO and Normalized MFFO	27

Table of Contents

Corporate Profile

Griffin-American Healthcare REIT II, Inc.'s initial public offering was declared effective by the Securities and Exchange Commission in August 2009 and terminated in February 2013; its follow-on public offering was declared effective in February 2013 and terminated in October 2013. The company raised in excess of $2.8 billion in total gross offering proceeds since the launch of its initial public offering. The company began property acquisitions near the end of the first quarter of 2010, compiling a portfolio comprised of 286 healthcare-related buildings located across thirty-one states and the United Kingdom valued in excess of $2.87 billion, based on aggregate acquisition purchase price, as of March 13, 2014. During its relatively brief operating history, the company has demonstrated consistently strong incremental growth in key financial metrics as reported in its annual Form 10-Ks and quarterly Form 10-Qs. The company is pleased to provide further insight into its fourth quarter and year end 2013 performance as reported herein.

Fourth Quarter 2013 Highlights and Recent Accomplishments

- Completed fourth quarter and 2013 acquisitions totaling approximately $554.9 million and $1.5 billion, respectively, based on purchase price. The company's portfolio grew approximately 110 percent during 2013, based on purchase price, from approximately $1.3 billion as of Dec. 31, 2012 to approximately $2.8 billion as of Dec. 31, 2013. The company also expanded its geographic reach internationally during 2013 through the acquisition of a $472 million portfolio of senior housing facilities located in the United Kingdom.
- The company's non-RIDEA property portfolio achieved an aggregate average occupancy of 95.8 percent, while the portion of its portfolio operated utilizing a RIDEA structure achieved an aggregate average occupancy of 93.6 percent, as of Dec. 31, 2013. Portfolio leverage (total debt divided by total assets) was just 13.1 percent at year end, while its average remaining lease term remained steady year-over-year at 9.5 years at the close of 2013, based on non-RIDEA leases in effect as of Dec. 31, 2013.
- The company declared and paid daily distributions equal to an annualized rate of 6.65 percent to stockholders of record, based upon a $10.22 per share calculation, from January 1 to December 31, 2013.
- On October 30, 2013, the company concluded its follow-on public offering. During 2013, the company raised a total of $1.74 billion through its initial and follow-on public offerings, the second highest total among all non-traded real estate investment trusts, or REITs, during the year, according to investment banking firm Robert A. Stanger & Co. In total, the company raised more than $2.8 billion in gross offering proceeds since the launch of its initial public offering in late 2009.
- Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, equaled approximately $85.2 million for the year ended Dec. 31, 2013, compared with $(24.9) million for 2012. Normalized modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, equaled $109.3 million for the year ended Dec. 31, 2013, representing growth of approximately 143 percent compared to normalized MFFO of $49.2 million for 2012. Year-over-year growth in FFO and normalized MFFO is primarily due to the acquisition of additional properties.(1)
- Net operating income, or NOI, totaled approximately $161.0 million for the year ended Dec. 31, 2013, representing an increase of approximately 102 percent over 2012 NOI of approximately $79.6 million. Net income for the year ended Dec. 31, 2013 was $9.1 million as compared to a net loss of $63.2 million in 2012. Year-over-year growth in NOI is primarily due to the acquisition of additional properties.(2)
- Subsequent to the close of the fourth quarter, the company has acquired one medical office building in Chillicothe, Ohio; one senior housing facility in Durham, North Carolina; and one skilled nursing facility in Royersford, Pennsylvania for an aggregate purchase price of approximately $85.2 million.

(1) Please see financial reconciliation tables and notes on pages 13 -14 and pages 27 -28, for more information regarding normalized MFFO, MFFO and FFO.
(2) Please see financial reconciliation tables and notes on page 11 and 27 for more information regarding NOI.

Equity Raise and Acquisition Totals *(unaudited)*



$3,000
$2,250
$1,500
$750
$0
(In Millions)
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Equity Raise
Acquisition Total

Quarterly Net Operating Income[1] and Modified Funds From Operations[2] *(unaudited)*



$60
$48
$36
$24
$12
$0
(In Millions)
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013
NOI
MFFO

(1) Please see financial reconciliation tables and notes on page 11 and 27 for more information regarding NOI.
(2) Please see financial reconciliation tables and notes on pages 13-14 and pages 27-28, for more information regarding normalized MFFO, MFFO, and FFO.

Officers and Board Members



Jeffrey T. Hanson - Chairman and Chief Executive Officer

Hanson is chairman of the board and chief executive officer of Griffin-American Healthcare REIT II, Inc. and is a founding principal of American Healthcare Investors LLC, the co-sponsor of the REIT. Hanson has also served as the chief executive officer and chairman of the Board of Directors of Griffin-American Healthcare REIT III since January 2013. Additionally, Hanson served as executive vice president, investment programs with Grubb & Ellis Company from June 2006 to November 2011. Responsible for the management of Grubb & Ellis' investment management subsidiaries, Hanson also served as president and chief executive officer of Grubb & Ellis Equity Advisors, LLC from June 2006 to November 2011. Hanson began his career with Grubb & Ellis in 1997, serving as a senior vice president and one of the most successful members of the firm's Institutional Investment Group, where he brokered the acquisition and disposition of real property for major private and institutional clients, including a significant focus on healthcare-related assets. Hanson is a graduate of the University of Southern California. He is the single largest stockholder of Griffin-American Healthcare REIT II.



Danny Prosky - President and Chief Operating Officer

Prosky serves as the president and chief operating officer of Griffin-American Healthcare REIT II and is a founding principal of American Healthcare Investors. He was formerly executive vice president of acquisitions for the original Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.), overseeing the acquisition of its approximately $1.2 billion portfolio from July 2006 until July 2009. He has also served as president, chief operating officer of Griffin-American Healthcare REIT III since January 2013. Prosky also served as executive vice president for healthcare real estate with Grubb & Ellis from March 2006 to November 2011. Prior to joining Grubb & Ellis, he served in a variety of senior positions for 14 years with two publicly traded healthcare REITs, American Health Properties, Inc. and Healthcare Property Investors, Inc. (NYSE: HCP). Throughout his 20-year career, Prosky has been responsible for the acquisition of more than $3 billion of healthcare-related real estate. Prosky is a member of the Medical Office Building and Healthcare Facilities Conference Planning Committee of the Building Owners and Managers Association International (BOMA). He had previously served as either chair or vice chair of the committee from 2005 until 2010. Prosky received a bachelor's degree from the University of Colorado and a master's degree from Boston University.



Mathieu B. Streiff - Executive Vice President

Streiff is the executive vice president of Griffin-American Healthcare REIT II and a founding principal of American Healthcare Investors. Mr. Streiff also served as executive vice president of Griffin-American Healthcare REIT III from January 2013 to July 2013, and has served as executive vice president, general counsel of Griffin-American Healthcare REIT III since July 2013. He served as general counsel, executive vice president and secretary of Grubb & Ellis Company from October 2010 to June 2011, having previously served as chief real estate counsel and senior vice president of investment operations for the company's investment subsidiaries since 2009. Prior to joining Grubb & Ellis Company in 2006 as the firm's real estate counsel responsible for structuring and negotiating property acquisitions, financings, joint ventures and disposition transactions, Streiff was an associate in the real estate department of Latham & Watkins LLP in New York since September 2002. He received a juris doctorate from Columbia University Law School and a bachelor's degree from the University of California, Berkeley. He is a member of the New York State Bar Association.



Shannon K S Johnson - Chief Financial Officer

Johnson has served as chief financial officer of Griffin-American Healthcare REIT II since January 2009. She also serves as the senior vice president of accounting and finance with American Healthcare Investors. She has also served as chief financial officer of Griffin-American Healthcare REIT III since January 2013. Prior to joining American Healthcare Investors in January 2012, Johnson served as financial reporting manager with Grubb & Ellis Equity Advisors. Johnson previously served as chief financial officer of Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust of America, Inc.), from April 2006 to November 2010. Prior to joining Grubb & Ellis, Johnson served as an auditor for more than six years with PricewaterhouseCoopers, LLP and Arthur Andersen, LLP. She is a certified public accountant and received a bachelor's degree in business-economics and a minor in accounting from the University of California, Los Angeles, where she graduated summa cum laude.



Stefan K. L. Oh - Senior Vice President, Acquisitions

In addition to serving as senior vice president of acquisitions for Griffin-American Healthcare REIT II, Oh is senior vice president of acquisitions for American Healthcare Investors, where he is responsible for the acquisition and management of medical office buildings and other healthcare-related real estate. He previously served in an identical capacity with Grubb & Ellis from June 2007 until joining American Healthcare Investors in January 2012. He has also served as senior vice president — acquisitions of Griffin-American Healthcare REIT III since January 2013. Previously, Oh worked for nearly eight years with Health Care Property Investors, Inc., a healthcare-focused REIT, as director of asset management and later as director of acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP's EYKL Real Estate Group in Los Angeles, California. Oh received a bachelor's degree from Pepperdine University and is a certified public accountant (inactive).



Cora Lo - Secretary

Lo began serving as secretary of Griffin-American Healthcare REIT II in November 2010, having previously served as assistant secretary since March 2009. She has also served as senior vice president, securities counsel of American Healthcare Investors since January 2012. She has also served as secretary of Griffin-American Healthcare REIT III since January 2013. Previously, Lo served as senior corporate counsel for Grubb & Ellis Company, having previously served as senior corporate counsel and securities counsel for Grubb & Ellis Realty Investors, LLC. She also served as the assistant secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Landmark Apartment Trust of America), from June 2008 to November 2010. Prior to joining Grubb & Ellis in 2005, Lo spent more than three years as general counsel of a publicly traded company and three years in private practice. She received a bachelor's degree from the University of California, Los Angeles and a juris doctorate from Boston University. Lo is a member of the California State Bar Association.



Chris Rooney - Senior Vice President, Asset Management

As senior vice president of asset management for American Healthcare Investors and vice president of asset management for Griffin-American Healthcare REIT II. Rooney previously served as vice president of asset management for the investment management subsidiary of Grubb & Ellis Company, where he oversaw portfolios exceeding more than $1 billion on behalf of various private and public real estate investment programs, including the first Grubb & Ellis healthcare REIT and our company. He possesses extensive asset management experience spanning the four core clinical healthcare real estate types, medical office buildings, hospitals, skilled nursing facilities and assisted living facilities. Rooney is a graduate of Arizona State University.

Patrick R. Leardo - Independent Director



Leardo is the managing member of Domain Capital Advisors, LLC, a registered investment advisor. Prior to joining Domain Capital in 2008, he served in various management roles at PricewaterhouseCoopers LLP for more than 22 years, including partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Leardo was also the real estate industry chairman for Coopers & Lybrand's real estate activities, coordinating all lines of service including audit, tax and consulting. He is a member of the Pension Real Estate Association, National Realty Committee, Urban Land Institute and the National Association of Real Estate Investment Trusts. Leardo has also served as a board trustee for the American Seniors Housing Association, a member of the board of directors of Edens & Avant, a $2.5 billion market cap private real estate investment trust and a board trustee for Roanoke College. Leardo received a bachelor's degree from Upsala College.

Gerald W. Robinson - Independent Director



Robinson has served since 1994 as an executive vice president of Pacific Life Insurance Company and chairman and chief executive officer of Pacific Select Distributors, Inc., its wholly-owned subsidiary and the holding company of its broker-dealers. Prior to joining Pacific, he served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During his career, Robinson has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives, including real estate limited partnership, REIT and mortgage-based products. In addition, during his career with Pacific Life, he was a member of the firm's investment committee, which was responsible for the purchase and disposition of all assets of the company, including numerous forms of real estate, mortgage, and REIT investments. Robinson is a certified financial planner and a chartered life underwriter who received a bachelor's from Central Michigan University.

Gary E. Stark - Independent Director



Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and Alzheimer's care facilities in Overland Park and Mission, Kansas since May 2005. He has also been the owner and managing member since December 2007 of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. Stark has also been a co-owner of Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities, and a private consultant to Health Care Property Investors, Inc., a publicly traded healthcare REIT. He has also served as general counsel to: Nationwide Health Properties, Inc., a publicly traded healthcare REIT; Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S.; and Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Stark received a bachelor's degree from the University of California, Irvine and a juris doctorate from the University of California, Hastings College of Law. He is a member of the California State Bar Association.


Physicians Office Pavilion

Falls of Neuse Raleigh Medical Office Building | *Raleigh, North Carolina*

Forward-Looking Statements

This document contains certain forward-looking statements with respect to the success of our company, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, and whether we can maintain the financial results experienced in the quarter and year ended December 31, 2013. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as detailed from time to time in our annual, quarterly and periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's Annual Report on Form 10-K and 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, earnings press release dated March 17, 2014 and other information filed with, or furnished to, the SEC. The reconciliation of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K and 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.healthcarereit2.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

Consolidated Balance Sheets

	As of December 31, 2013	As of December 31, 2012
Assets		
Real estate investments, net	$2,523,699,000	$1,112,295,000
Real estate notes receivable, net	$18,888,000	$5,182,000
Cash and cash equivalents	$37,955,000	$94,683,000
Accounts and other receivables, net	$6,906,000	$6,920,000
Restricted cash	$12,972,000	$8,980,000
Real estate and escrow deposits	$4,701,000	$2,900,000
Identified intangible assets, net	$285,667,000	$204,147,000
Other assets, net	$37,938,000	$19,522,000
Total assets	$2,928,726,000	$1,454,629,000
Liabilities and Equity		
Liabilities:		
Mortgage loans payable, net	$329,476,000	$291,052,000
Line of credit	$68,000,000	$200,000,000
Accounts payable and accrued liabilities	$42,717,000	$20,030,000
Accounts payable due to affiliates	$2,407,000	$1,807,000
Derivative financial instruments	$16,940,000	$795,000
Identified intangible liabilities, net	$11,693,000	$5,156,000
Security deposits, prepaid rent and other liabilities	$72,262,000	$75,043,000
Total liabilities	$543,495,000	$593,883,000
Commitments and contingencies		
Equity:		
Stockholders' equity:		
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 290,003,240 and 113,199,988 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	$2,900,000	$1,132,000
Additional paid-in capital	$2,635,175,000	$1,010,152,000
Accumulated deficit	$(277,826,000)	$(150,977,000)
Accumulated other comprehensive income	$22,776,000	—
Total stockholders' equity	$2,383,025,000	$860,307,000
Noncontrolling interests	$2,206,000	$439,000
Total equity	$2,385,231,000	$860,746,000
Total liabilities and equity	$2,928,726,000	$1,454,629,000

Consolidated Statements of Operations and Comprehensive Income (Loss)

	Years Ended Dec. 31, 2013	2012	2011
Revenues			
Real estate revenue	$202,096,000	$100,728,000	$40,457,000
Resident fees and services	$2,307,000	—	—
Total revenues	$204,403,000	$100,728,000	$40,457,000
Expenses			
Rental expenses	$43,387,000	$21,131,000	$8,330,000
General and administrative	$22,519,000	$11,067,000	$5,992,000
Subordinated distribution purchase	—	$4,232,000	—
Acquisition related expenses	$25,501,000	$75,608,000	$10,389,000
Depreciation and amortization	$76,188,000	$38,407,000	$14,826,000
Total expenses	$167,595,000	$150,445,000	$39,537,000
Income (loss) from operations	$36,808,000	$(49,717,000)	$920,000
Other income (expense):			
Interest expense (including amortization of deferred financing costs and debt discount/premium):			
Interest expense	$(18,109,000)	$(13,566,000)	$(6,345,000)
Gain (loss) in fair value of derivative financial instruments	$344,000	$24,000	$(366,000)
Foreign currency and derivative loss	$(11,312,000)	—	—
Interest income	$329,000	$15,000	$17,000
Income (loss) before income taxes	$8,060,000	$(63,244,000)	$(5,774,000)
Income tax benefit	$1,005,000	—	—
Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Less: Net income attributable to noncontrolling interests	$(14,000)	$(3,000)	$(2,000)
Net income (loss) attributable to controlling interest	$9,051,000	$(63,247,000)	$(5,776,000)
Net income (loss) per common share attributable to controlling interest — basic and diluted	$0.05	$(0.85)	$(0.19)
Weighted average number of common shares outstanding — basic and diluted	$199,793,355	$74,122,982	$30,808,725
Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Other comprehensive income:			
Gains on intra-entity foreign currency transactions that are of a long-term investment nature	$22,059,000	—	—
Foreign currency translation adjustments	$739,000	—	—
Total other comprehensive income	$22,798,000	—	—
Comprehensive income (loss)	$31,863,000	$(63,244,000)	$(5,774,000)
Less: comprehensive income attributable to noncontrolling interests	$(36,000)	$(3,000)	$(2,000)
Comprehensive income (loss) attributable to controlling interest	$31,827,000	$(63,247,000)	$(5,776,000)

Net Operating Income Reconciliation *(unaudited)*

	Years Ended Dec. 31, 2013	2012	2011
Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
General and administrative	$22,519,000	$11,067,000	$5,992,000
Subordinated distribution purchase	—	$4,232,000	—
Acquisition related expenses	$25,501,000	$75,608,000	$10,389,000
Depreciation and amortization	$76,188,000	$38,407,000	$14,826,000
Interest expense	$17,765,000	$13,542,000	$6,711,000
Foreign currency and derivative loss	$11,312,000	—	—
Interest income	$(329,000)	$(15,000)	$(17,000)
Income tax benefit	$(1,005,000)	—	—
Net operating income	$161,016,000	$79,597,000	$32,127,000



$180
$135
$90
$45
$0
(In Millions)
YE 2013
YE 2012
YE 2011

NOI is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense, interest income and income tax benefit. Please see page 27 for additional information regarding NOI.

Equity Raise by Quarter *(unaudited)*

	4th Qtr 2012	1st Qtr 2013	2nd Qtr 2013	3rd Qtr 2013	4th Qtr 2013
Quarterly equity raise	$239,899,000	$198,468,000	$498,054,000	$1,039,867,000	$1,354,000


1,200
$900
$600
$300
$0
(In Millions)
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013

Distributions Paid by Quarter *(unaudited)*

	4th Qtr 2012	1st Qtr 2013	2nd Qtr 2013	3rd Qtr 2013	4th Qtr 2013
Distributions paid*	$15,749,000	$19,672,000	$24,266,000	$34,170,000	$47,439,000


$50
$38
$25
$13
$0
(In Millions)
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013

*As of December 31, 2013, cumulative distributions have been paid with offering proceeds (62.4 percent), cash flows from operations (37.5 percent) and funds from our former sponsor (0.1 percent).

Griffin-American Healthcare REIT II

Modified Funds From Operations and Funds From Operations *(unaudited)*


$40.0
$30.0
$20.0
$10.0
$0.0
-$10.0
-$20.0
-$30.0
(In Millions)
Q4 2013
Q3 2013
Q2 2013
Q1 2013
Q4 2012
MFFO
FFO

Quarterly FFO and MFFO Reconciliation (unaudited)	4th Qtr 2013	3rd Qtr 2013	2nd Qtr 2013	1st Qtr 2013	4th Qtr 2012
Net (loss) income	$(6,080,000)	$3,592,000	$6,053,000	$5,500,000	$(37,094,000)
Add:					
Depreciation and amortization — consolidated properties	$25,739,000	$19,211,000	$16,420,000	$14,818,000	$12,700,000
Less:					
Net loss (income) attributable to noncontrolling interests	$2,000	$(3,000)	$(9,000)	$(4,000)	$(1,000)
Depreciation and amortization related to noncontrolling interests	$(27,000)	$(29,000)	$(21,000)	$(8,000)	$(2,000)
FFO	$19,634,000	$22,771,000	$22,443,000	$20,306,000	$(24,397,000)
Add:					
Acquisition related expenses (1)	$15,921,000	$2,301,000	$3,674,000	$3,605,000	$43,282,000
Amortization of above and below market leases (2)	$522,000	$482,000	$495,000	$411,000	$404,000
Amortization of closing costs and origination fees (3)	$22,000	$18,000	$42,000	$25,000	$15,000
Gain in fair value of derivative financial instruments (4)	$(85,000)	$(47,000)	$(123,000)	$(89,000)	$(76,000)
Foreign currency and derivative loss (4)(5)	$6,259,000	$4,723,000	$330,000	—	—
Gain on extinguishment of debt (6)	$(22,000)	—	$(105,000)	—	—
Adjustments for noncontrolling interests (7)	$(17,000)	$(5,000)	$(1,000)	—	$1,000
Less:					
Change in deferred rent receivables (8)	$(4,971,000)	$(3,625,000)	$(2,945,000)	$(2,683,000)	$(2,305,000)
MFFO	$37,263,000	$26,618,000	$23,810,000	$21,575,000	$16,924,000
Add:					
Weighted average common shares outstanding — basic and diluted	288,930,497	228,053,938	155,827,697	124,240,955	103,025,656
Net (loss) income per common share — basic and diluted	$(0.02)	$0.02	$0.04	$0.04	$(0.36)
FFO per common share — basic and diluted	$0.07	$0.10	$0.14	$0.16	$(0.24)
MFFO per common share — basic and diluted	$0.13	$0.12	$0.15	$0.17	$0.16

See footnotes on page 14 and notes on pages 27-28 for more information about FFO, MFFO and Normalized MFFO.

Normalized Modified Funds From Operations Reconciliation *(unaudited)*

	Years Ended Dec. 31, 2013	2012	2011
Net income (loss)	$9,065,000	$(63,244,000)	$(5,774,000)
Add:			
Depreciation and amortization — consolidated properties	$76,188,000	$38,407,000	$14,826,000
Less:			
Net income attributable to noncontrolling interests	$(14,000)	$(3,000)	$(2,000)
Depreciation and amortization related to noncontrolling interests	$(85,000)	$(11,000)	$(10,000)
FFO	$85,154,000	$(24,851,000)	$9,040,000
Add:			
Acquisition related expenses (1)	$25,501,000	$75,608,000	$10,389,000
Amortization of above and below market leases (2)	$1,910,000	$1,283,000	$298,000
Amortization of closing costs and origination fees (3)	$107,000	$15,000	—
(Gain) loss in fair value of derivative financial instruments (4)	$(344,000)	$(24,000)	$366,000
Foreign currency and derivative loss(4)(5)	$11,312,000	—	—
(Gain) loss on extinguishment of debt (6)	$(127,000)	$35,000	$44,000
Adjustments for noncontrolling interests (7)	$(23,000)	$2,000	$2,000
Less:			
Change in deferred rent receivables (8)	$(14,224,000)	$(7,081,000)	$(2,562,000)
MFFO	$109,266,000	$44,987,000	$17,577,000
Add:			
Subordinated distribution purchase (9)	—	$4,232,000	—
Normalized MFFO	$109,266,000	$49,219,000	$17,577,000
Weighted average common shares outstanding — basic and diluted	199,793,355	74,122,982	30,808,725
Net income (loss) per common share — basic and diluted	$0.05	$(0.85)	$(0.19)
FFO per common share — basic and diluted	$0.43	$(0.34)	$0.29
MFFO per common share — basic and diluted	$0.55	$0.61	$0.57
Normalized MFFO per common share — basic and diluted	$0.55	$0.66	$0.57

The company is presenting Normalized MFFO because the company believes that Normalized MFFO is an appropriate supplemental perfomance measure to reflect the operating performance of a REIT. Normalized MFFO is a metric used by the company's management, and useful for the company's stockholders to evaluate sustainable performance and distribution policy. Please see page 27 for additional information regarding FFO and Normalized MFFO.

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our former advisor, our advisor entities or their affiliates and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2) Under GAAP, above and below market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above and below market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct loan origination fees and costs are amortized over the term of the notes receivable as an adjustment to the yield on the notes receivable. This may result in income recognition that is different than the contractual cash flows under the notes receivable. By adjusting for the amortization of the closing costs and origination fees related to our real estate notes receivable, MFFO may provide useful supplemental information on the realized economic impact of the notes receivable terms, providing insight on the expected contractual cash flows of such notes receivable, and aligns results with our analysis of operating performance.

(4) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(6) We believe that adjusting for the gain or loss on extinguishment of debt provides useful information because such gain or loss on extinguishment of debt may not be reflective of on-going operations.

(7) Includes all adjustments to eliminate the noncontrolling interests' share of the adjustments described in Notes (1) - (6) and (8) to convert our FFO to MFFO.

(8) Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent receivables, excluding the impact of foreign currency translation adjustments, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(9) We believe that adjusting for the purchase of the subordinated distribution provides useful information because such payment may not be reflective of on-going operations.


WEST SURGERY CENTER

Bessemer Medical Office Building | *Bessemer, Alabama*

Properties *(unaudited)*


Scotland
England
Hospitals
Skilled Nursing Facilities
Medical Office Buildings
Senior Housing Facilities
Senior Housing – RIDEA

Regional Concentration *as of December 31, 2013* (unaudited)*

By Region	Buildings	Purchase Price	% of Total
International	44	$472,167,000	17.0%
East	38	$466,370,000	16.8%
Midwest	77	$683,594,000	24.5%
South	77	$716,504,000	25.7%
West	43	$447,076,000	16.0%
Total	279	$2,785,711,000	100%


Midwest
24.5%
West
16.0%
East
16.8%
International
17.0%
South
25.7%

Portfolio Composition *as of December 31, 2013* (unaudited)*

Investment Concentration - By Property Type	Buildings	Purchase Price	% of Total
Hospitals	14	$199,845,000	7.1%
Skilled Nursing Facilities	41	$397,468,000	14.3%
Medical Office Buildings	139	$1,300,295,000	46.7%
Senior Housing Facilities	59	$578,103,000	20.8%
Senior Housing - RIDEA	26	$310,000,000	11.1%
Total	279	$2,785,711,000	100%


Senior Housing - RIDEA
11.1%
Senior Housing Facilities
20.8%
Hospitals
7.1%
Skilled Nursing Facilities
14.3%
Medical Office Buildings
46.7%

*Based on purchase price.

Acquisitions *as of December 31, 2013 (unaudited)*

Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
Midwest CCRC Portfolio	Senior Housing–RIDEA	December 2013	Multiple Locations	1,372,000	(1)	$310,000,000
Dux Medical Office Building Portfolio	Medical Office	December 2013	Multiple Locations	700,000	94%	$181,800,000
Kennestone East Medical Office Building Portfolio	Medical Office	December 2013	Marietta, GA	52,000	83%	$13,775,000
Central Indiana Medical Office Building Portfolio II	Medical Office	December 2013	Multiple Locations	57,000	91%	$9,400,000
Tennessee Medical Office Building Portfolio	Medical Office	October 2013	Multiple Locations	65,000	100%	$13,600,000
Lacombe Medical Office Building II	Medical Office	September 2013	Lacombe, LA	43,000	59%	$5,500,000
Salt Lake City Long-Term Acute Care Hospital	Hospital	September 2013	Murray, UT	35,000	100%	$13,700,000
Tiger Eye New York Medical Office Building Portfolio	Medical Office	Sept & Dec 2013	Multiple Locations	362,000	100%	$141,000,000
UK Senior Housing Portfolio	Senior Housing	September 2013	Multiple Locations	962,000	100%	$472,167,000
Greeley Cottonwood Medical Office Building	Medical Office	September 2013	Greeley, CO	36,000	100%	$7,450,000
Winn Medical Office Building II	Medical Office	August 2013	Decatur, GA	22,000	100%	$2,800,000
Johns Creek Medical Office Building	Medical Office	August 2013	Johns Creek, CA	90,000	88%	$20,100,000
Hinsdale Medical Office Building Portfolio	Medical Office	July 2013	Hinsdale, IL	169,000	85%	$35,500,000
Winn Medical Office Building Portfolio	Medical Office	June 2013	Decatur, GA	65,000	79%	$9,850,000
Des Plaines Surgical Center	Medical Office	May 2013	Des Plaines, IL	47,000	93%	$10,050,000
Pittsfield Skilled Nursing Facility	Skilled Nursing Facility	May 2013	Pittsfield, MA	42,000	100%	$15,750,000
Rockwall Medical Office Building II	Medical Office	May 2013	Rockwall, TX	18,000	100%	$5,400,000
Pennsylvania Skilled Nursing Facility Portfolio	Skilled Nursing Facility	April 2013	Multiple Locations	75,000	100%	$52,000,000
Eastern Michigan Medical Office Building Portfolio	Medical Office	March 2013	Multiple Locations	94,000	83%	$21,600,000
Eagles Landing GA Medical Office Building	Medical Office	March 2013	Stockbridge, GA	45,000	100%	$12,400,000
St. Anthony North Denver Medical Office Building II	Medical Office	March 2013	Westminster, CO	28,000	87%	$4,100,000
Greeley Northern Colorado Medical Office Building	Medical Office	February 2013	Greeley, CO	101,000	89%	$315,050,000
A&R Medical Office Building Portfolio	Medical Office	February 2013	Multiple Locations	183,000	100%	$31,750,000
Central Indiana Medical Office Portfolio	Medical Office	Dec 2012, Mar, Apr & May 2013	Multiple Locations	594,000	94%	$122,780,000
Falls of Neuse Raleigh Medical Office Building	Medical Office	December 2012	Raleigh, NC	77,000	100%	$21,000,000
North Carolina Assisted Living Portfolio	Senior Housing	December 2012	Multiple Locations	185,000	100%	$75,000,000
Santa Rosa Medical Office Building	Medical Office	December 2012	Santa Rosa, CA	102,000	92%	$18,200,000
Bessemer Medical Office Building	Medical Office	December 2012	Bessemer, AL	100,000	98%	$25,000,000
St. Petersburg Medical Office Building	Medical Office	December 2012	St.Petersburg, FL	53,000	87%	$10,400,000
Massachusetts Senior Care Portfolio	Skilled Nursing & Senior Housing	December 2012	Multiple Locations	104,000	100%	$24,350,000
Bellaire Hospital	Hospital	November 2012	Houston, TX	161,000	100%	$23,250,000
Los Angeles Hospital Portfolio	Hospital	September 2012	Multiple Locations	296,000	100%	$85,000,000
East Tennessee Medical Office Building Portfolio	Medical Office	September 2012	Knoxville, TN	167,000	100%	$51,200,000
Pacific Northwest Senior Care Portfolio	Skilled Nursing & Senior Housing	Aug 2012 & May 2013	Multiple Locations	394,000	100%	$64,804,000
Jasper Medical Office Building Portfolio	Medical Office	Aug & Sept 2012	Jasper, GA	57,000	100%	$13,800,000
Shelbyville Medical Office Building	Medical Office	July 2012	Shelbyville, TN	31,000	100%	$6,800,000
Silver Star Medical Office Building Portfolio	Medical Office	July & Sept 2012	Multiple Locations	147,000	93%	$35,400,000
Ola Nalu Medical Office Building Portfolio	Medical Office	June & July 2012	Multiple Locations	272,000	98%	$71,000,000
Columbia Medical Office Building	Medical Office	June 2012	Columbia, SC	43,000	87%	$6,900,000
Greeley Medical Office Building	Medical Office	June 2012	Greeley, CO	58,000	100%	$13,200,000
Texarkana Medical Office Building	Medical Office	June 2012	Texarkana, TX	32,000	100%	$6,500,000
Midwestern Medical Office Building Portfolio	Medical Office	May, July & Aug 2012	Multiple Locations	150,000	88%	$30,060,000
Gulf Plains Medical Office Building Portfolio	Medical Office	April 2012	Multiple Locations	88,000	100%	$19,250,000
Centre Medical Plaza	Medical Office	April 2012	Chula Vista, CA	75,000	96%	$24,600,000
Spokane Medical Office Building	Medical Office	January 2012	Spokane, WA	96,000	97%	$32,500,000
FLAGS Medical Office Building Portfolio	Medical Office	Jan & March 2012	Multiple Locations	177,000	80%	$33,800,000
Southeastern Skilled Nursing Facility Portfolio	Skilled Nursing Facility	January 2012	Multiple Locations	454,000	100%	$166,500,000
Sierra Providence East Medical Plaza I	Medical Office	December 2011	El Paso, TX	60,000	90%	$7,840,000
Lafayette Physical Rehabilitation Hospital	Hospital	September 2011	Lafayette, LA	26,000	100%	$12,100,000
Maxfield Medical Office Building	Medical Office	July 2011	Sarasota, FL	41,000	91%	$7,200,000

Acquisitions *continued, as of December 31, 2013 (unaudited)*

Acquisition	Property Type	Acquisition Date	Location	Sq Ft	Leased %	Purchase Price
Philadelphia Skilled Nursing Facility Portfolio	Skilled Nursing Facility	June 2011	Philadelphia , PA	392,000	100%	$75,000,000
Milestone Medical Office Building Portfolio	Medical Office	May 2011	Multiple Locations	179,000	77%	$44.050,000
Dixie-Lobo Medical Office Building Portfolio	Medical Office	May 2011 & May 2013	Multiple Locations	156,000	100%	$30,100,000
Lakewood Ranch Medical Office Building	Medical Office	April 2011	Bradenton, FL	58,000	93%	$12,500,000
Hardy Oak Medical Office Building	Medical Office	April 2011	San Antonio, TX	42,000	86%	$8,070,000
Yuma Skilled Nursing Facility	Skilled Nursing Facility	April 2011	Yuma, AZ	40,000	100%	$11,000,000
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011	Loma Linda, CA	34,000	100%	$13,000,000
St. Anthony North Medical Office Building	Medical Office	March 2011	Westminster, CO	60,000	91%	$11,950,000
Monument Long-Term Acute Care Hospital Portfolio	Hospital	August & October 2010 & January 2011	Multiple Locations	115,000	100%	$41,695,000
Ennis Medical Office Building	Medical Office	December 2010	Ennis, TX	30,000	95%	$7,100,000
Lawton Medical Office Building Portfolio	Medical Office	December 2010	Lawton, OK	62,000	100%	$11,550,000
Surgical Hospital of Humble	Hospital	December 2010	Humble, TX	30,000	100%	$13,100,000
Sylva Medical Office Building	Medical Office	November 2010	Sylva, NC	45,000	100%	$11,400,000
Virginia Skilled Nursing Facility Portfolio	Skilled Nursing Facility	September 2010	Multiple Locations	232,000	100%	$45,000,000
Pocatello East Medical Office Building	Medical Office	July 2010	Pocatello, ID	76,000	100%	$15,800,000
Livingston Medical Arts Pavilion	Medical Office	June 2010	Livingston, TX	29,000	72%	$6,350,000
St. Vincent Medical Office Building	Medical Office	June 2010	Cleveland, OH	51,000	80%	$10,100,000
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010	Muskogee, OK	37,000	100%	$11,000,000
Highlands Ranch Medical Pavilion	Medical Office	April 2010	Highlands Ranch, CO	37,000	89%	$8,400,000
Parkway Medical Center	Medical Office	April 2010	Beachwood, OH	88,000	95%	$10,900,000
Center for Neurosurgery and Spine	Medical Office	March 2010	Sartell, MN	33,000	100%	$6,500,000
Lacombe Medical Office Building	Medical Office	March 2010	Lacombe, LA	34,000	100%	$6,970,000

(1) Midwest CCRC Portfolio is operated utilizing a RIDEA structure. Resident occupancy for these 1,079 units was 93.6 percent as of December 31, 2013.



Walstead Place Care Home | *Sussex, England*



Sierra Providence East Medical Plaza I | *El Paso, Texas*

Portfolio Concentration *as of December 31, 2013*

Balances by State	Senior Housing	Senior Housing RIDEA	Skilled Nursing	Hospital	Medical Office	Buildings	Purchase Price	% of Total
Alabama	—	—	$9,341,000	—	$34,334,000	3	$43,675,000	1.6%
Arizona	—	—	$11,000,000	—	$8,690,000	2	$19,690,000	0.7%
Arkansas	—	—	—	—	$17,270,000	5	$17,270,000	0.6%
California	—	—	$13,000,000	$85,000,000	$42,800,000	11	$140,800,000	5.1%
Colorado	—	$78,000,000	—	—	$60,150,000	9	$138,150,000	5.0%
Florida	—	—	—	—	$42,488,000	5	$42,488,000	1.5%
Georgia	—	—	$106,285,000	$12,264,000	$82,125,000	21	$200,674,000	7.2%
Hawaii	—	—	—	—	$10,099,000	1	$10,099,000	0.4%
Idaho	—	—	—	—	$15,800,000	1	$15,800,000	0.6%
Illinois	—	$91,500,000	—	—	$75,610,000	8	$167,110,000	6.0%
Indiana	—	—	—	—	$274,503,000	33	$274,503,000	9.9%
Louisiana	—	—	$21,005,000	$12,100,000	$35,770,000	6	$68,875,000	2.5%
Massachusetts	$8,936,000	—	$31,164,000	—	—	8	$40,100,000	1.4%
Michigan	—	—	—	—	$34,900,000	3	$34,900,000	1.3%
Minnesota	—	—	—	—	$6,500,000	2	$6,500,000	0.2%
Missouri	—	—	—	$29,431,000	—	3	$29,431,000	1.1%
New Jersey	—	—	—	—	$28,680,000	1	$28,680,000	1.0%
New Mexico	—	—	—	—	$11,532,000	3	$11,532,000	0.4%
New York	—	—	—	—	$141,000,000	6	$141,000,000	5.1%
North Carolina	$75,000,000	—	—	—	$32,400,000	7	$107,400,000	3.9%
Ohio	—	$140,500,000	—	—	$30,650,000	28	$171,150,000	6.1%
Oklahoma	—	—	—	$11,000,000	$11,550,000	3	$22,550,000	0.8%
Oregon	$22,000,000	—	$26,246,000	—	—	11	$48,246,000	1.7%
Pennsylvania	—	—	$88,000,000	—	—	7	$88,000,000	3.2%
South Carolina	—	—	—	—	$16,190,000	2	$16,190,000	0.6%
Tennessee	—	—	$29,869,000	—	$71,600,000	7	$101,469,000	3.6%
Texas	—	—	—	$36,350,000	$183,154,000	27	$219,504,000	7.9%
Utah	—	—	—	$13,700,000	—	1	$13,700,000	0.5%
Virginia	—	—	$45,000,000	—	—	7	$45,000,000	1.6%
Washington	—	—	$16,558,000	—	$32,500,000	4	$49,058,000	1.8%
United Kingdom	$472,167,000	—	—	—	—	44	$472,167,000	16.9%
Total	$578,103,000	$310,000,000	$397,468,000	$199,845,000	$1,300,295,000	279	$2,785,711,000	100%

Mortgage Loans Payable, Net

	As of Dec. 31, 2013	As of Dec. 31, 2012
Total fixed rate debt	$299,680,000	$261,612,000
Total variable rate debt	$16,042,000	$16,633,000
	$315,722,000	$278,245,000
Less: discount	$(216,000)	$(248,000)
Add: premium	$13,970,000	$13,055,000
Mortgage loans payable, net	$329,476,000	$291,052,000

The following shows the change in mortgage loans payable, net for the two years ended December 31, 2013 and 2012:

Mortgage loans payable, net — December 31, 2011	$80,466,000
Additions:	
Borrowings on mortgage loans payable	$71,602,000
Assumption of mortgage loans payable, net	$170,282,000
Deductions:	
Scheduled principal payments on mortgage loans payable	$(3,611,000)
Early extinguishment of mortgage loans payable	$(26,669,000)
Amortization of premium/discount on mortgage loans payable	$(1,018,000)
Mortgage loans payable, net — December 31, 2012	$291,052,000
Additions:	
Assumption of mortgage loans payable, net	$62,712,000
Deductions:	
Scheduled principal payments on mortgage loans payable	$(5,303,000)
Early extinguishment of mortgage loans payable	$(16,563,000)
Amortization of premium/discount on mortgage loans payable	$(2,422,000)
Mortgage loans payable, net — December 31, 2013	$329,476,000

As of December 31, 2013, the principal payments due on our mortgage loans payable for each of the next five years ending December 31 and thereafter, is as follows:

Year	Amount
2014	$15,363,000
2015	$41,980,000
2016	$50,319,000
2017	$24,779,000
2018	$40,064,000
Thereafter	$143,217,000
Total	$315,722,000

As of December 31, 2013, we had 43 fixed rate and three variable rate mortgage loans payable with effective interest rates ranging from 1.27% to 6.60% per annum and a weighted average effective interest rate of 4.87% per annum based on interest rates in effect as of December 31, 2013. The mortgage loans payable as of December 31, 2013 had maturity dates ranging from March 1, 2014 to September 1, 2047. As of December 31, 2013, we had $299,680,000 ($313,646,000, net of discount and premium) of fixed rate debt, or 94.9% of mortgage loans payable, at a weighted average effective interest rate of 5.00% per annum, and $16,042,000 ($15,830,000, net of discount) of variable rate debt, or 5.1% of mortgage loans payable, at a weighted average effective interest rate of 2.57% per annum.

Portfolio Leased Percentage *as of December 31, 2013 (unaudited)*

Acquisition	Leased %	Acquisition	Leased %
Lacombe Medical Office Building	100%	Shelbyville Medical Office Building	95.1%
Center for Neurosurgery and Spine	100%	Jasper Medical Office Building	100%
Parkway Medical Center	94.8%	Pacific Northwest Senior Care Portfolio	100%
Highlands Ranch Medical Pavilion	89.3%	East Tennessee Medical Office Building Portfolio	100%
Muskogee Long-Term Acute Care Hospital	100%	Los Angeles Hospital Portfolio	100%
St. Vincent Medical Office Building	80.3%	Bellaire Hospital	100%
Livingston Medical Arts Pavilion	71.6%	Massachusetts Senior Care Portfolio	100%
Pocatello East Medical Office Building	100%	St. Petersburg Medical Office Building	87.1%
Monument Long-Term Acute Care Hospital Portfolio	100%	Bessemer Medical Office Building	91.3%
Virginia Skilled Nursing Facility Portfolio	100%	Santa Rosa Medical Office Building	90%
Sylva Medical Office Building	100%	North Carolina Assisted Living Facility Portfolio	100%
Surgical Hospital of Humble	100%	Falls of Neuse Raleigh Medical Office Building	100%
Lawton Medical Office Building Portfolio	100%	Central Indiana Medical Office Building Portfolio	93.5%
Ennis Medical Office Building	94.8%	A & R Medical Office Building Portfolio	100%
St. Anthony North Medical Office Building	90.5%	Greeley Northern Colorado Medical Office Building Portfolio	89.1%
Loma Linda Pediatric Specialty Hospital	100%	St. Anthony North Denver Medical Office Building II	86.8%
Yuma Skilled Nursing Facility	100%	Eagles Landing GA Medical Office Building	100%
Hardy Oak Medical Office Building	85.8%	Eastern Michigan Medical Office Building Portfolio	84.8%
Lakewood Ranch Medical Office Building	92.6%	Pennsylvania Skilled Nursing Facility Portfolio	100%
Dixie-Lobo Medical Office Building Portfolio	100%	Rockwall Medical Office Building II	100%
Milestone Medical Office Building Portfolio	79.4%	Pittsfield Skilled Nursing Facility	100%
Philadelphia Skilled Nursing Facility Portfolio	100%	Des Plaines Surgical Center	92.5%
Maxfield Medical Office Building	90.5%	Winn Medical Center Medical Office Building Portfolio	78.9%
Lafayette Physical Rehabilitation Hospital	100%	Hinsdale Medical Office Building Portfolio	85.3%
Sierra Providence East Medical Plaza I	90.0%	Johns Creek Medical Office Building	87.7%
Southeastern Skilled Nursing Facility Portfolio	100%	Winn Medical Center Medical Office Building II	100%
FLAGS Medical Office Building Portfolio	80%	Greeley Cottonwood Medical Office Building	100%
Spokane Medical Office Building	96.6%	UK Senior Housing Portfolio	100%
Centre Medical Plaza	96%	Tiger Eye New York Medical Office Building Portfolio	100%
Gulf Plains Medical Office Building Portfolio	100%	Salt Lake City Long-Term Acute Care Hospital	100%
Midwestern Medical Office Building Portfolio	88.4%	Lacombe Medical Office Building II	59%
Texarkana Medical Office Building	100%	Tennessee Medical Office Building Portfolio	100%
Greeley Medical Office Building	100%	Central Indiana Medical Office Building Portfolio II	90.7%
Columbia Medical Office Building	87.4%	Kennestone East Medical Office Building Portfolio	82.7%
Ola Nalu Medical Office Building Portfolio	97.8%	Dux Medical Office Building Portfolio	94.4%
Silver Star Medical Office Building Portfolio	93.3%	Midwest CCRC Portfolio	(1)
		Aggregate Portfolio Average Percentage	95.8% (2)

(1) Midwest CCRC Portfolio is operated utilizing a RIDEA structure. Resident occupancy for these 1,079 units was 93.6 percent as of December 31, 2013.
(2) Leased percentage includes all leased space of the respective property including master leases and excludes Midwest CCRC Portfolio, which is operated utilizing a RIDEA structure.



Evergreen & Wellspring CCRC | *Cincinnati, Ohio*

Acquisition Price

Acquisition	Purchase Price	Acquisition	Purchase Price
Lacombe Medical Office Building	$6,970,000	Shelbyville Medical Office Building	$6,800,000
Center for Neurosurgery and Spine	$6,500,000	Jasper Medical Office Building	$13,800,000
Parkway Medical Center	$10,900,000	Pacific Northwest Senior Care Portfolio	$64,804,000
Highlands Ranch Medical Pavilion	$8,400,000	East Tennessee Medical Office Building Portfolio	$51,200,000
Muskogee Long-Term Acute Care Hospital	$11,000,000	Los Angeles Hospital Portfolio	$85,000,000
St. Vincent Medical Office Building	$10,100,000	Bellaire Hospital	$23,250,000
Livingston Medical Arts Pavilion	$6,350,000	Massachusetts Senior Care Portfolio	$24,350,000
Pocatello East Medical Office Building	$15,800,000	St. Petersburg Medical Office Building	$10,400,000
Monument Long-Term Acute Care Hospital Portfolio	$41,695,000	Bessemer Medical Office Building	$25,000,000
Virginia Skilled Nursing Facility Portfolio	$45,000,000	Santa Rosa Medical Office Building	$18,200,000
Sylva Medical Office Building	$11,400,000	North Carolina Assisted Living Facility Portfolio	$75,000,000
Surgical Hospital of Humble	$13,100,000	Falls of Neuse Raleigh Medical Office Building	$21,000,000
Lawton Medical Office Building Portfolio	$11,550,000	Central Indiana Medical Office Building Portfolio	$122,780,000
Ennis Medical Office Building	$7,100,000	A & R Medical Office Building Portfolio	$31,750,000
St. Anthony North Medical Office Building	$11,950,000	Greeley Northern Colorado Medical Office Building Portfolio	$15,050,000
Loma Linda Pediatric Specialty Hospital	$13,000,000	St. Anthony North Denver Medical Office Building II	$4,100,000
Yuma Skilled Nursing Facility	$11,000,000	Eagles Landing GA Medical Office Building	$12,400,000
Hardy Oak Medical Office Building	$8,070,000	Eastern Michigan Medical Office Building Portfolio	$21,600,000
Lakewood Ranch Medical Office Building	$12,500,000	Pennsylvania Skilled Nursing Facility Portfolio	$13,000,000
Dixie-Lobo Medical Office Building Portfolio	$30,100,000	Rockwall Medical Office Building II	$5,400,000
Milestone Medical Office Building Portfolio	$44,050,000	Pittsfield Skilled Nursing Facility	$15,750,000
Philadelphia Skilled Nursing Facility Portfolio	$75,000,000	Des Plaines Surgical Center	$10,050,000
Maxfield Medical Office Building	$7,200,000	Winn Medical Center Medical Office Building Portfolio	$9,850,000
Lafayette Physical Rehabilitation Hospital	$12,100,000	Hinsdale Medical Office Building Portfolio	$35,500,000
Sierra Providence East Medical Plaza I	$7,840,000	Johns Creek Medical Office Building	$20,100,000
Southeastern Skilled Nursing Facility Portfolio	$166,500,000	Winn Medical Center Medical Office Building II	$2,800,000
FLAGS Medical Office Building Portfolio	$33,800,000	Greeley Cottonwood Medical Office Building	$7,450,000
Spokane Medical Office Building	$32,500,000	UK Senior Housing Portfolio	$472,167,000
Centre Medical Plaza	$24,600,000	Tiger Eye New York Medical Office Building Portfolio	$141,000,000
Gulf Plains Medical Office Building Portfolio	$19,250,000	Salt Lake City Long-Term Acute Care Hospital	$13,700,000
Midwestern Medical Office Building Portfolio	$30,060,000	Lacombe Medical Office Building II	$5,500,000
Texarkana Medical Office Building	$6,500,000	Tennessee Medical Office Building Portfolio	$13,600,000
Greeley Medical Office Building	$13,200,000	Central Indiana Medical Office Building Portfolio II	$9,400,000
Columbia Medical Office Building	$6,900,000	Kennestone East Medical Office Building Portfolio	$13,775,000
Ola Nalu Medical Office Building Portfolio	$71,000,000	Dux Medical Office Building Portfolio	$181,800,000
Silver Star Medical Office Building Portfolio	$35,400,000	Midwest CCRC Portfolio	$310,000,000
		Total	$2,785,711,000

See page 21 for information regarding the company's use of leverage to partially fund these acquisitions.



Lafayette Physical Rehabilitation Hospital | Lafayette, *Louisiana*

Acquisitions by Quarter *(unaudited)*

	4th Qtr 2012	1st Qtr 2013	2nd Qtr 2013	3rd Qtr 2013	4th Qtr 2013
Acquisition Price	$231,230,000	$92,940,000	$141,383,000	$671,918,000	$554,874,000



(In Millions)
$700
$525
$350
$175
$0
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013

Lease Maturities *(unaudited)*

Year (1)	Number of Expiring Leases	Total Sq Ft of Expiring Leases	% Leased Area of Expiring Leases	Annual Base Rent under Expiring Leases	% Total Annual Base Rent Represented by Expiring Leases (2)
2014	123	475,000	5.4%	$10,608,000	3.9%
2015	78	396,000	4.5%	$7,688,000	2.8%
2016	94	557,000	6.3%	$13,005,000	4.8%
2017	76	507,000	5.8%	$10,590,000	3.9%
2018	79	582,000	6.6%	$13,037,000	4.8%
2019	47	387,000	4.4%	$9,716,000	3.6%
2020	53	408,000	4.6%	$10,108,000	3.7%
2021	32	321,000	3.6%	$8,691,000	3.2%
2022	26	223,000	2.5%	$5,112,000	1.9%
2023	22	463,000	5.3%	$10,968,000	4.0%
Thereafter	51	4,481,000	51.0%	$172,154,000	63.4%
Total	681	8,800,000	100%	$271,677,000	100%

(1) Excludes Midwest CCRC Portfolio with annualized net operating income of $24,918,000, which is operated utilizing a RIDEA structure.

(2) The annual rent percentage is based on the total annual contractual base rent based on leases in effect as of December 31, 2013.

Additional Information Regarding NOI, FFO, MFFO and Normalized MFFO

Net Operating Income (NOI)
Net operating income is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, subordinated distribution purchase, acquisition related expenses, depreciation and amortization, interest expense, foreign currency and derivative loss, interest income and income tax benefit. We believe that net operating income is useful for investors as it provides an accurate measure of the operating performance of our operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, we believe that net operating income is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term net operating income may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds From Operations (FFO), Modified Funds From Operations (MFFO) and Normalized MFFO
Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as FFO which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist, and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset an impairment charge would be recognized. Testing for impairment charges is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offerings to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. Inasmuch as interest rate and foreign currency rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which includes gains and losses on contingent consideration), amortization of above and below market leases, amortization of closing costs and origination fees, fair value adjustments of derivative financial instruments, gains or losses on foreign currency transactions, gains or losses from the extinguishment of debt, change in deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to us for years ended December 31, 2013, 2012 and 2011. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor entities or their affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor entities or their affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor entities and their affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor entities or their affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offerings and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in offerings such as our offerings where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the U.S. Securities and Exchange Commission, or SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

In addition, we are presenting normalized MFFO to adjust MFFO for the costs associated with the purchase during the third quarter of 2012 from an unaffiliated third party of the rights to any subordinated distribution that may have been owed to our former sponsor. We believe that adjusting for the purchase of the subordinated distribution provides useful information because such payment may not be reflective of on-going operations.

949.270.9200 | www.HealthcareREIT2.com

GRIFFIN-AMERICAN HEALTHCARE REIT II